UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2007
CADENCE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-33103 (Commission File Number)	41-2142317 (I.R.S. Employer Identification No.)
12481 High Bluff Drive, Suite 200, San Diego California, 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 436-1400

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 14, 2007, the Board of Directors (the “Board”) of Cadence Pharmaceuticals, Inc. (the “Company”) approved an amendment of the Company’s amended and restated bylaws (the “Amendment”) to allow for the issuance of uncertificated shares of stock. The adoption of the Amendment enables the Company to comply with requirements of the Nasdaq Stock Market LLC (“Nasdaq”), effective January 1, 2008, mandating that companies listed on Nasdaq be eligible to participate in the Direct Registration System (“DRS”), which is administered by The Depository Trust Company. The DRS allows shares of stock to be owned, reported and transferred electronically without the need for physical stock certificates. The Company’s amended and restated bylaws continue to authorize the issuance of certificated shares. This description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, a copy of which is attached as Exhibit 3.1 to this report and incorporated herein by reference.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Amendment of Amended and Restated Bylaws of Cadence Pharmaceuticals, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.
By:	/s/ William R. LaRue
Name:	William R. LaRue
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: December 17, 2007

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment of Amended and Restated Bylaws of Cadence Pharmaceuticals, Inc.